Exhibit 10(xx)

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and executed this 1st day of January, 2003, by and between Access Worldwide Communications, Inc., a Delaware corporation (the “Company”) and Lee Edelstein (the “Employee”).

WHEREAS, the Company and the Employee are parties to an Employment Agreement dated March 4, 2002 (the “Agreement”); and

WHEREAS, in consideration of Employee’s continued employment, and for other good and valuable consideration, the parties desire to amend the Agreement in accordance with the provisions hereof;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. The foregoing recitals are true and correct, and are incorporated herein by reference.

2. The amendments contained within this Amendment shall take effect January 1, 2003.

3. Section 1 of the Agreement is hereby amended to provide that the term of the Employee’s employment shall run through December 31, 2004.

4. The text of Section 4 of the Agreement shall be deleted and replaced with the following:

4. Reimbursements.

4.1 Expense Reimbursement. During the term of the Employee’s employment by the Company pursuant to this Agreement, consistent with the Company’s past practices as well as the Company’s policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor.

4.2 Additional Reimbursement. In addition to the expense reimbursements described within section 4.1, above—and in recognition of the fact that the Employee’s role as President of the TMS Professional Markets Group subsidiary of the Company requires the Employee, among other things, to promote the business of the Company on a virtually full-time basis—during each calendar year throughout the term of the Employee’s employment by the Company pursuant to this Agreement the Employee shall be entitled to receive up to $24,000.00 in reimbursements for personal expenses, upon the presentation of proper accounts therefor. If, during any calendar year throughout the term of this agreement, the Employee receives reimbursement of less than $24,000.00 for personal expenses pursuant to this section 4.2, then the difference between $24,000.00 and the amount actually received pursuant to this section 4.2 shall be paid to the Employee as additional base salary under section 3.1 of this Agreement.

5. Except as specifically amended hereby, the Agreement is hereby ratified and affirmed, and remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:		By:
	Chief Executive Officer		Lee Edelstein

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